UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

Milestone Scientific Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14053	13-3545623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Eagle Rock Avenue, Suite 403 Roseland, NJ	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 535-2717

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on exchange on which registered
Common Stock	MLSS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ms. Kelly Ulto and Mr. Greg Shilling were elected by the Board of Directors (the “Board”) of Milestone Scientific Inc. (the “Company”) as directors and to the committees and in the positions indicated below at the meeting of the Board held on June 20, 2026, for terms ending at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”), the end of the term of a vacancy filled. Such election occurred after the Company’s proxy for its 2026 Annual Meeting had been mailed, and such persons were therefore not elected by the stockholders at the 2026 Annual Meeting. To continue such persons as directors of the Company and as chairs and members of the committees on which they had previously served, on July 29, 2026, the Board:

●

Re-elected each of Kelly Ulto and Greg Shilling to serve as a director of the Company, effective July 27, 2026, until the Company’s 2027 annual meeting of stockholders (the “2027 Annual Meeting”) or until their respective successor is duly elected and qualified, or such director’s earlier resignation or removal;

●	Reaffirmed its determination that each of Ms. Ulto and Mr. Shilling is independent under the applicable NYSE American listing standards;

●

Reaffirmed its determination that Ms. Ulto qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K as well as Rule 10A-3 under the Securities Exchange Act of 1934, as applicable;

●	Appointed Ms. Ulto as Chair of the Audit Committee and as a member of the Compensation Committee and the Nominating and Corporate Governance Committee; and

●	Appointed Mr. Shilling as Chair of the Compensation Committee and as a member of the Audit Committee and the Nominating and Corporate Governance Committee.

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2026 Annual Meeting was held on July 27, 2026. At the 2026 Annual Meeting, the Company’s stockholders:

●

Elected the following five incumbent directors, to serve until the 2027 Annual Meeting or until their respective successors have been duly elected and qualified: Benedetta Casamento, Neal Goldman, Eric Hines, Dr. Didier Demesmin and Dr. Dawood Sayed;

●	Approved an amendment to the Company’s Restated Certificate of Incorporation increasing the number of authorized shares of common stock from 125,000,000 to 135,000,000;

●	Approved an amendment to the Company’s Amended and Restated 2020 Equity Incentive Plan to increase the number of shares available for issuance thereunder from 11,500,000 to 28,750,000;

●	Approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers;

●	Ratified the appointment of Grassi & Co. Certified Public Accountants, PC as the Company’s independent auditors for the fiscal year ending December 31, 2026; and

●	Approved the proposal to transact such other business as may properly come before the meeting.

No other matters were voted upon. The total number of shares outstanding at the record date for the 2026 Annual Meeting was 88,449,412 shares of common stock, of which 44,335,594 shares of the Company’s common stock were represented in person or by proxy constituting a quorum. The total number of shares voted at the 2026 Annual Meeting was 44,335,594 shares of common stock, representing 50.12% of the issued and outstanding shares of common stock.

The number of votes cast for, against or withheld and the number of abstentions and broker non-votes with respect to each proposal is set forth below.

PROPOSAL NO.1: ELECTION OF DIRECTORS

***	FOR	% VOTED FOR	WITHHELD	% VOTED WITHHELD	BROKER NON-VOTE
BENEDETTA I. CASAMENTO	22,569,922	96.68%	776,169	3.32%	20,989,503
NEAL GOLDMAN	21,522,632	92.19%	1,823,459	7.81%	20,989,503
ERIC HINES	22,837,104	97.82%	508,987	2.18%	20,989,503
DR. DIDIER DEMESMIN	22,583,021	96.73%	763,070	3.27%	20,989,503
DR. DAWOOD SAYED	22,833,901	97.81%	512,190	2.19%	20,989,503

PROPOSAL NO.2: VOTE TO APPROVE AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE OF NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 125,000,000 TO 135,000,000

***	FOR	AGAINST	ABS/WHD	BROKER NON-VOTES
BENEFICIAL	19,361,252	795,274	8,908	20,989,503
REGISTERED	3,180,274	333	50
TOTAL SHARES VOTED	22,541,526	795,607	8,958
% OF VOTED	96.59%	3.40%

PROPOSAL NO.3: VOTE TO AMEND THE AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WHICH MAY BE ISSUED THEREUNDER FROM 11,500,000 TO 28,750,000

***	FOR	AGAINST	ABS/WHD	BROKER NON-VOTES
BENEFICIAL	15,536,087	4,439,737	189,610	20,989,503
REGISTERED	3,180,274	333	50
TOTAL SHARES VOTED	18,716,361	4,440,070	189,660
% OF VOTED	80.82%	19.17%

PROPOSAL NO.4: “SAY-ON-PAY”; APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

***	FOR	AGAINST	ABS/WHD	BROKER NON-VOTES
BENEFICIAL	16,030,323	3,626,932	508,179	20,989,503
REGISTERED	3,050,808	129,799	50
TOTAL SHARES VOTED	19,081,131	3,756,731	508,229
% OF VOTED	83.55%	16.44%

PROPOSAL NO.5: RATIFICATION OF INDEPENDENT AUDITORS

***	FOR	AGAINST	ABS/WHD	BROKER NON-VOTES
BENEFICIAL	38,222,535	979,118	1,953,284
REGISTERED	3,180,607	0	50
TOTAL SHARES VOTED	41,403,142	979,118	1,953,334
% OF VOTED	97.68%	2.31%

PROPOSAL NO.6: TRANSACT OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING (NO OTHER BUSINESS CAME BEFORE THE MEETING)

***	FOR	AGAINST	ABS/WHD	BROKER NON-VOTES
BENEFICIAL	16,140,658	3,602,314	422,462	20,989,503
REGISTERED	3,180,274	333	50
TOTAL SHARES VOTED	19,320,932	3,602,647	422,512
% OF VOTED	84.28%	15.71%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MILESTONE SCIENTIFIC INC.

Dated: July 31, 2026	By:	/s/ Eric Hines
Eric Hines
Chief Executive Officer